Exhibit 107

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price (2)		Amount of registration fee(4)
Common Stock, par value $0.00001 per share	$4,600,000		$426.42
Warrants to purchase shares of Common Stock, par value $0.00001 per share (3)	-		-
Shares of Common Stock, par value $0.00001 per share, underlying the warrants	$5,566,000		$515.97

Warrants to be issued to the representative of the underwriters (3)	-		-
Shares of Common stock, par value $0.00001 per share, underlying warrants to be issued to the representative of the underwriters	$287,500	]	$26.66
Total:	$10,453,500		$969.05

(1)	The Registrant previously registered securities on a Registration Statement on Form S-1 (File No. 333-261648), filed by the Registrant on December 15, 2021, as amended by Amendment No. 1 filed on January 31, 2022 and Amendment No. 2 filed on February 4, 2022, which was declared effective on February 10, 2022. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, (i) additional warrants and shares of common stock having a proposed maximum aggregate offering price of $4,600,000; (ii) additional shares of common stock having a proposed maximum aggregate offering price of $5,566,000 underlying the warrants; and (iii) additional warrants and shares of common stock having a proposed maximum aggregate offering price of $287,500 underlying warrants to be issued to the representative of the underwriters are all hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of any additional shares of common stock and warrants that the underwriters have the right to purchase to cover over-allotments.
(3)	No registration fee required pursuant to Rule 457(g).
(4)	A registration fee of $7,062.59 was previously paid in connection with the filing of the Registration Statement on Form S-1 (File No. 333-261648). The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on February 11, 2022); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.